EXHIBIT 99.1

THE BANK OF NEW YORK MELLON

Officer’s Certificate

March 20, 2023

MERRILL LYNCH DEPOSITOR, INC.
One Bryant Park
4th Floor – Structured Credit Trading
New York, New York 10036

PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE

The undersigned, Terrence White, Vice President of The Bank of New York Mellon (formerly The Bank of New York), a New York corporation (the “Trustee”), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20, 1998 between MERRILL LYNCH DEPOSITOR, INC., as depositor (the “Depositor”) and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the “Securities Intermediary”), in each case amended as by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each trust series listed in the attached schedule.

Very truly yours, The Bank of New York Mellon (formerly The Bank of New York), as Trustee

By:	/s/	Terrence White
	Name:	Terrence White
	Title:	Vice President

SCHEDULE

PPLUS Trust Series GSC-2
INDEXPLUS Trust Series 2003-1